REALTOR®

CASH SALES CONTRACT

The undersigned Purchaser(s) Arrived Holdings Inc and/or assignee hereby agree to purchase and the undersigned Seller(s) [redacted] hereby agree to sell and convey the following described real estate together with all improvements, shrubbery, plantings and appurtenances, including but not limited to those items described in paragraph 9 herein, on the terms and conditions described below. If any personal items remain with the property, they are left "as is" and at no value to the property.

Address 6030 Thorntons Way Circle Northwest City Huntsville County Madison State AL Zip 35810

Lot 25 Block N/A Subdivision Jaguar Hills Addition Phase 1

Legal Description: [redacted]

1. TOTAL PURCHASE PRICE shall be .... $ 365,000

Earnest money. .... $ 10,000

Balance due from Purchaser at closing (wire transfer or certified funds) .... $ 365,000

Purchaser to deliver proof of funds to Seller within 7 day(s) of Binding Agreement Date.

2. SETTLEMENT CHARGES: Attorney closing fee, title examination fee, and deed recording fee to be paid by: Purchaser

Deed preparation to be paid by Seller.

(a) **SURVEY: It is recommended that whenever title is passed a new survey be obtained which meets the current standards of the Alabama Society of Professional Land Surveyors**. If Purchaser or attorney requires a survey the cost of such is to be paid by Purchaser.

(b) **CONVEYANCE:** Seller(s) will convey to Purchaser(s) a General Warranty deed conveying a good and merchantable title free from any and all encumbrances except current ad valorem taxes, recorded restrictions, easements of record, applicable zoning restrictions, any liens or encumbrances assumed or incurred in this transaction and such state of facts as would be disclosed by an accurate survey of the property.

(c) **TITLE INSURANCE:** An enhanced owner's title insurance policy ("enhanced" policy if property qualifies) and binder will be furnished at Closing as part of this contract. The premium for the owner's title policy, the simultaneous issue fee, and binder fee, will be divided equally between the Seller and Purchaser.

(d) **CLOSING AND POSSESSION:** The sale shall be closed and deed delivered on or before 05/27/2022 except that Seller shall have a reasonable length of time within which to perfect title or cure defects in title to said property. Possession to be given At Closing.
NOTE: If Purchaser is given possession prior to closing, or if Seller is to remain in property after closing, it is recommended that the parties enter into an ***Occupancy Agreement*** or ***Agreement for Retention of Possession***.

3. AGENCY DISCLOSURE:

The Listing Company is [redacted]
(Two blocks may be checked)
☑ An agent of the Seller. ☐ An agent of the Purchaser.
☐ An agent of both Seller and Purchaser, and is acting as a limited consensual dual agent.
☐ Assisting the Purchaser as a transaction broker.
☐ Assisting the Seller as a transaction broker.

The Selling Company is: [redacted]
(Two blocks may be checked)
☐ An agent of the Seller. ☑ An agent of the Purchaser.
☐ An agent of both Seller and Purchaser, and is acting as a limited consensual dual agent.
☐ Assisting the Purchaser as a transaction broker.
☐ Assisting the Seller as a transaction broker.

Receipt of the Real Estate Brokerage Services Disclosure form is acknowledged.

→ **Purchaser(s) initials** [redacted] ____ **Seller(s) initials** [redacted] [redacted]

4. CONDITION OF PROPERTY:

(a) Seller agrees to deliver all built-in appliances, heating, cooling, electrical, gas, plumbing, and septic systems in normal operating condition when title is passed or possession is given, whichever occurs first. It is Purchaser(s) responsibility to make any inspection he/she deems necessary prior to occupancy or closing. It is the Seller(s) responsibility to have the utilities turned on if they have been turned off and to maintain utilities through the date of closing. Seller to leave the house, garage, and outbuildings reasonably cleaned and free of debris.

→ **Purchaser(s) initials** [redacted] ____ **Seller(s) initials** [redacted] [redacted]

(b) **EPA/HUD LEAD-BASED PAINT CONTINGENCY FOR PRE-1978 CONSTRUCTION ONLY:** This contract is contingent upon a risk assessment or inspection of the property for the presence of lead-based paint and/or lead-based paint hazards at Purchaser's expense until 9 p.m. on the N/A calendar day (no more than 10 days) after acceptance of this contract by all parties. (Intact lead-based paint that is in good condition is not necessarily a hazard. See EPA pamphlet ***Protect Your Family From Lead in Your Home***). This contingency will terminate at the above-predetermined deadline unless Purchaser (or Purchaser's salesperson) delivers to Seller (or Seller's salesperson) a written contract addendum listing the specific existing deficiencies, and corrections needed, together with a copy of the inspection and/or risk assessment report. Seller may, at Seller's option, within N/A days after delivery of the report, elect in writing whether to correct the condition(s) prior to closing. If Seller will correct the condition(s) Seller will furnish Purchaser with certification from a risk assessor or inspector demonstrating that the condition has been remedied before the date of closing period. If Seller elects not to make repairs, or if Seller makes a counter offer, Purchaser(s) will have N/A days to respond to the counter offer, or remove this contingency and take the property "as is", or this contract will become void. Purchaser(s) may remove this contingency at any time without cause.

The EPA/HUD Seller's Disclosure is required by Federal law to be attached to this contract and is made a part thereof.

→ **Purchaser(s) hereby removes this contingency. Date** N/A **Purchaser(s) initials** [redacted] ____

→ **Purchaser(s) acknowledges receipt of the EPA/HUD pamphlet *Protect Your Family From Lead in Your Home*.**

Purchaser(s) initials [redacted] ____

[redacted]

(c) **OFFICIAL ALABAMA WOOD INFESTATION INSPECTION REPORT**: Purchaser will obtain an Official Alabama Wood Infestation Report from a licensed exterminating company in accordance with VA/FHA/lender regulations. Said report to be presented to the closing attorney no less than 7 working days prior to closing. Purchaser will have no obligation to make any corrections. Corrections to be made by Seller unless otherwise mutually agreed upon by all parties. Follow up inspections are the responsibility of the Purchaser. Transfer of Seller's termite contract will suffice for Official Alabama Wood Infestation Report if acceptable to Purchaser. Any applicable transfer fees will be paid by Purchaser.

(d) **ADDITIONAL PROPERTY INSPECTION(S):** Purchaser ☑**Does** ☐**Does Not** require property inspections other than those in 4(a) and 4(b). If inspection(s) are required an ***Inspection Addendum*** is attached. Purchaser agrees to indemnify Seller and *all real estate licensees* for the acts of himself, his inspectors and/or representatives in exercising his rights under this Agreement. Purchaser's obligations to indemnify Seller and all real estate licensees shall also survive the termination of this agreement by either party.

(e) Neither the Seller, nor any Licensee makes any representation or warranties regarding the condition of the property except to the extent expressly set forth herein. Purchaser has the obligation to determine any and all conditions of the property material to Purchaser's decision to buy the property, including, but not limited to, the condition of the heating, cooling, electrical, gas, plumbing, and septic systems, and any built-in appliances; the roof and basement, including leaks therein; the age, size or area of the property, construction materials, including floors; structural condition; utility and sewer or septic tank availability or condition; subsurface conditions, including radon and other potentially hazardous materials and/or gases; flood insurance requirements; any noise exposures; and any matters affecting the character of the neighborhood.

(f) **FINAL INSPECTION:** Purchaser and/or his inspectors/representatives shall have the right to conduct a final inspection of the Property prior to closing to confirm the Property is in substantially the same or better condition as it was on the Binding Agreement Date, normal wear and tear excepted and to determine that all agreed upon repairs/replacements have been completed. Closing of this sale constitutes acceptance of the Property in its condition as of the time of closing, unless otherwise noted in writing.

5. DISCLAIMER: Seller(s) and Purchaser(s) acknowledge that they have not relied upon any advice or representations of any real estate licensee involved in this sale relative to (a) the legal or tax consequences of this contract and the sale, purchase, or ownership of the property, (b) the structural condition of the property, including the roof and basement, (c) construction materials, (d) the nature and operating condition of the electrical, heating, air conditioning, plumbing and water systems and appliances, (e) the age and square footage of the improvements, and the size or area of the property, (f) the availability of utilities or sewer service, (g) the character of the neighborhood, (h) the investment or resale value of the property, (i) any other matter affecting their willingness to sell or purchase the property on the terms and price herein set forth. Seller(s) and Purchaser(s) acknowledge that if such matters are of concern to them in the decision to sell or purchase the property, they have sought and obtained independent advice relative thereto.

→ **Purchaser(s) initials** [redacted] ______ **Seller(s) initials** [redacted] [redacted]

6. FUNDS AT CLOSING: Payment of the balance due at closing of the property shall be by certified funds or by wire transfer. Wire transfers shall be sent to the closing agent's account at least 24 hours prior to closing. No actual cash or personal checks will be accepted unless nominal in amount and specifically approved by the closing agent.

7. PRORATION: All taxes, any association dues/fees and rents will be prorated as of the consummation of the sale. The tax proration herein called for will be based upon information obtained from the Tax Assessor or Tax Collector's office. Any changes in such assessment after closing will be adjusted accordingly between Seller and Purchaser.

8. RISK OF LOSS: Seller agrees to keep in force sufficient hazard insurance on the property to protect all interests until the sale is closed and the deed delivered. If the property is destroyed or materially damaged between the date hereof and the closing, and Seller is unable or unwilling to restore it to its previous condition prior to closing, Purchaser will have the option of canceling this contract and receive back the earnest money, or accepting the property in its then condition. If Purchaser elects to accept the property in its damaged condition, any insurance proceeds otherwise payable to Seller by reason of such damage will be applied to the balance of the purchase price or otherwise be payable to Purchaser.

9. SYSTEMS, EQUIPMENT AND APPURTENANCES: The following items are included in this sale, if present: all heating and cooling equipment, water heaters, door bells, mantels, light fixtures and bulbs and ceiling fans, including fan remote controls; storm doors, garage door openers and remote controls, range, oven, installed dishwasher, permanently installed refrigerator, and all other built-in kitchen appliances; framed bathroom mirrors and permanently attached plate glass mirrors; all bathroom fixtures; blinds, window treatments and hardware; all wall-to-wall carpet; all gas logs, fireplace doors and attached screens; all security system components and controls; permanently installed hot tub, above ground swimming pool and its equipment; permanently installed outdoor water features, awnings, permanently installed outdoor cooking grills; seller owned propane tanks; all landscaping and all outdoor lighting, both wired and solar; mail boxes; attached basketball goals and backboards; TV wall mounts, TV antennae and Seller owned satellite dishes (excluding components); central vacuum systems and attachments. There shall be no substitutions or replacements of any of the above without the express written agreement of the parties. Items which do not belong to the Seller, such as leased security systems, satellite system, water softener systems, fuel tank, etc., do not convey and are not a part of this contract.

→ **Purchaser(s) initials** [redacted] ______ **Seller(s) initials** [redacted]

10. SELLER WARRANTS that Seller has not received from any lawful authority notification regarding any assessments, pending public improvements, repairs, replacements or alterations to the property that have not been satisfactorily made.

11. DEFAULT: Should either the Seller or Purchaser fail to carry out the terms of this contract in accordance with all its provisions, an aggrieved party shall have the option to do one of the following:

(a) File a proceeding in a Court of competent jurisdiction provided (a) the proceedings are non-jury and THE RIGHT TO TRIAL BY JURY IS WAIVED, (b) the amount in controversy (excluding funds held as earnest money) does not exceed $3,000.00 and (c) no licensed real estate professional is a party, except as a stake holder of earnest money; OR,

(b) Reaffirm the contract and proceed through binding arbitration under paragraph 13 for the recovery of damages and/or for specific performance. The damages in either instance may include any cost(s) incurred by the non-breaching party including reasonable attorney's fees.

12. TRUST ACCOUNT: Seller and Purchaser hereby direct the Selling Company (working with Purchaser and herein referred to as Holder) to deposit the earnest money in Holder's escrow account pending fulfillment of this contract. Earnest money shall be deposited within two banking days after the Binding Agreement date. Proof of earnest money will be furnished to the Listing Company upon receipt. It is understood that the Holder is, (a) not a party to this contract and does not assume any liability for performance or non-performance of any signatory, (b) must require from all signatories a written release of liability of the Holder which authorizes the release of the earnest money. In the event a dispute arises between the parties to this contract as to which shall be entitled to said earnest money, the Holder may interplead said earnest money into the proper court, and in so doing shall be entitled to deduct from the earnest money for court costs, attorney's fee, and other expenses relating to the interpleader Alternatively, any party may proceed in a court of competent jurisdiction for interpleading of said earnest money. The prevailing party in any interpleader action shall be entitled to collect from the other party the court costs, attorney's fees and other expenses of the interpleader which shall be paid to the prevailing party. In the event any Earnest Money check is not honored, for any reason, by the bank upon which it is drawn, Holder shall promptly notify Purchaser and Seller. Purchaser shall have two (2) working days after notice to deliver good funds to Holder. In the event Purchaser does not timely deliver good funds within two (2) working days, Purchaser is in default and the Seller may cancel the contract by notice to the Purchaser. In any proceedings under this paragraph, the right to trial by jury is waived.

13. ALTERNATIVE DISPUTE RESOLUTION AGREEMENT BY BINDING ARBITRATION: In connection with the purchase and sale of the above described property, except for those disputes described in Paragraph 12 Purchaser and Seller mutually covenant, stipulate and agree in connection with the resolution of any dispute or controversy arising out of or relating to this agreement or concerning the within described property, or the breach, termination, or validity thereof, as follows: That the transaction contemplated in this agreement directly involves interstate commerce, and said transaction has been and will continue to be regulated by the laws of the United States of America; and, that the contract(s) entered into by the parties concerning this property evidence transactions involving and affecting commerce. The undersigned agrees that all disputes not barred by applicable statutes of limitations or otherwise barred by law, resulting from or arising out of this agreement; that included herein in matters to be arbitrated are equitable claims and remedies, including specific performance and rescission; that Purchaser and Seller agree to submit such dispute(s) to BINDING ARBITRATION, pursuant to the provisions of 9 U.S.C. Section 1, et seq and according to the Commercial Rules of the American Arbitration Association then existing in the County where the property being sold is located, and shall be decided by an arbitrator recognized by the Alabama Center for Dispute Resolution and pursuant to the rules of American Arbitration Association or, if agreed by both parties, some other recognized body and pursuant to the rules of American Arbitration Association. The prepaid arbitration filing fees and all other prepaid costs of the arbitration proceeding shall be paid by the party seeking to invoke arbitration, with the assignment of those costs to be divided between the parties as the arbitrator sees fit in setting the Arbitration Award. Damages may include reasonable attorney's fees. It is hereby agreed that it is the intent of the parties that the Arbitrator's Award is to be final and binding and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. This alternative dispute resolution agreement shall specifically exclude those disputes provided for in paragraph 12 and shall further specifically exclude those disputes as defined in paragraph 11(a); however, it is mutually agreed, covenanted, and stipulated that the right to a trial by jury is hereby waived. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THIS ARBITRATION SHALL BE IN LIEU OF ANY CIVIL LITIGATION IN ANY COURT, AND IN LIEU OF ANY TRIAL BY JURY.

14. TERMINOLOGY: For the purposes of this contract, the term working day(s) used throughout this Agreement shall be deemed to be weekdays (Monday-Friday) ending at 11:59 p.m. local time (at the location of the Premises) unless otherwise specified in this Agreement. In the event a performance deadline occurs on a Saturday, Sunday or holiday, as defined herein, the performance deadline shall be extended to the next following working day. In calculating any time period under this Agreement, the commencement day shall be the day following the initial date (e.g. Binding Agreement Date). The following days shall be recognized as holidays: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

15. ELECTRONIC SIGNATURES: Faxed or other electronically transmitted documents with signatures shall serve as originals and be binding on all parties.

16. ENTIRE AGREEMENT: This contract, together with any addendums, constitutes the entire agreement between Seller and Purchaser regarding the property and supersedes all prior discussions, negotiations and agreements between Seller and Purchaser whether oral or written. Neither Seller, Purchaser, Broker, nor any licensee, shall be bound by any understanding, agreement, promise, or representation concerning the property, expressed or implied, not specified herein. All terms, conditions, and warranties not performed at the time of delivery of deed shall survive such delivery.

17. We the Purchaser and Seller grant to the closing agent/attorney/lender, permission to distribute the Non-Public Private Information (NPPI) Closing Disclosure to the real estate agents and brokers noted on this contract, at the same time that it is distributed to us.

→ **Purchaser(s) initials** [redacted] ______ **Seller(s) initials** [redacted]

ADDITIONAL PROVISIONS:

1) Purchaser is waiving Pest Inspection.
2) $10,000 Earnest Money to be turned into Closing Agent below within 3 days.
3. HOA Covenants & Restrictions have been sent with offer.

Bu ers closin a ent is:
[redacted]

REALTORS® shall not deny equal professional service to or discriminate against any person for reasons of race, color, religion, gender (sex), disability (handicap), familial status, national origin, sexual orientation or gender identity, of any prospective client, customer, or of the residents of any community.

[redacted]			
PURCHASER	**DATE**	**WITNESS**	**DATE**
PURCHASER	**DATE**	**WITNESS**	**DATE**
PURCHASER	**DATE**	**WITNESS**	**DATE**

Seller acknowledges receipt of this offer and MUST RESPOND by one of the following: (Initial *ONE*)

[redacted] [redacted] **ACCEPTS** – this offer. **Do not initial here unless offer is being accepted! **

☐ ☐ **REJECTS** – this offer and makes no counter offer.

☐ ☐ **COUNTERS** – separate Counter Offer form is attached. ☐ **Yes** ☐ **No**

1. The Seller reserves the right to accept any other Offer prior to Purchaser's written acceptance of this Counter-Offer. Acceptance shall not be effective until personally received and acknowledged by Gerald Bourrell (Listing Agent) as evidenced by signing the Binding Agreement Date below.
2. This Counter-Offer shall expire unless a signed copy of acceptance is delivered to the person(s) making this Counter Offer (or their agent) by ________ ☐ a.m. ☐ p.m. on ________________(date).
3. Upon acceptance by both parties, as herein specified, this Counter-Offer, if any, together with the offer of the Purchaser, and any addendum, shall compose the entire agreement between the parties hereto.

[redacted]	[redacted]		
SELLER	**DATE**	**WITNESS**	**DATE**
[redacted]	[redacted]		
SELLER	**DATE**	**WITNESS**	**DATE**
SELLER	**DATE**	**WITNESS**	**DATE**

BINDING AGREEMENT DATE: The listing agent confirms that the contract was accepted and delivered to all parties (and/or their representatives) either in writing or electronically and the date to begin contract performance is:

Date: ____________________ by [redacted]

Binding Agreement Date **Listing Agent Signature**

AGENT INFORMATION SHEET

[redacted]
LISTING SALESPERSON

[redacted]
EMAIL

[redacted]
PHONE

[redacted]
MLS ID

[redacted]
AL LICENSE #

[redacted]
LISTING BROKERAGE

[redacted]
ADDRESS

[redacted]
MLS ID

[redacted]
AL LICENSE #

[redacted]
SELLING SALESPERSON

[redacted]
EMAIL

1-205-705-2711
PHONE

MLS ID

[redacted]
AL LICENSE #

[redacted]
SELLING BROKERAGE

[redacted]
ADDRESS

MLS ID

130919
AL LICENSE #

REALTOR®

INSPECTION ADDENDUM

EQUAL HOUSING OPPORTUNITY

THIS ADDENDUM is attached to and forms a part of the Purchase Contract between:

Arrived Holdings Inc and/or assignee Purchaser(s)

and [redacted](s)

concerning the property commonly known as 6030 Thorntons Way Circle Northwest

City Huntsville County Madison State AL Zip 35810

Purchaser(s) acknowledges that Purchaser(s) is not relying on any representation made by the Brokers or their licensees regarding the condition of the property.

At his own expense, and within 5 working days of acceptance of this contract ***(Binding Agreement Date)*** by all parties, Purchaser may inspect the property for **major** defects and/or **hazardous** conditions either personally, or through registered inspectors, licensed contractors, or other competent persons of Purchaser's choosing. Inspections may include, but are not limited to, septic systems & radon tests. Within 3 working days of completion of any and all inspection(s) Purchaser will provide Seller a *Request for Repairs* form stating those **major defects and/or hazardous conditions** which Purchaser requests Seller to correct, together with a complete copy of all inspection reports, at no expense to Seller. **Unless an extension is agreed to in writing, failure of the Purchaser to perform their inspection(s) and provide these documents to Seller within specified time limit will conclusively be deemed Purchaser's acceptance of the property regardless of any defects and/or hazardous conditions.**

Upon receipt of the Request for Repairs and the inspection report Seller will have 3 working days to notify Purchaser, in writing, of those corrections Seller is willing to make. If Seller elects not to make all requested corrections, per the terms specified herein, Purchaser within 2 working days, will have 3 options: (1) accept **in writing** Seller's decision as to repairs Seller is willing to make and proceed to closing with Purchaser making such repairs as Purchaser or Purchaser's lender requires but which Seller is not making; (2) submit a new request for repairs which shall be treated in the same manner as the initial request for repairs; or (3) void this contract **in writing** without further claim except for the return of the earnest money advanced with this contract and not otherwise spent. **Unless previously agreed to in writing, failure of either party to respond within the allotted time will conclusively be deemed acceptance of the other party's proposal. Conditions which do not meet the definition below of a major defect or hazardous condition fall outside the scope of this agreement and Seller's refusal to correct those conditions does not constitute grounds for termination of this contract.**

A major defect is a defect which threatens the structural integrity, or significantly shortens the life, or denies the intended use, of a substantial portion of the property. A hazardous condition is one which threatens health or safety. Conditions which meet current governmental guidelines are not considered hazardous; neither are conditions which met the local building codes in effect at the time of construction or modification unless such codes have been changed to require retroactive correction. Corrective action which brings a condition within governmental guidelines will be considered to have eliminated the condition.

All conditions in Paragraph 4 (a) of the sales contract remain in full force and effect. Any Written notice to a party's agent or transaction broker is deemed notice to that party. Notwithstanding any of the above, the closing of this sale will constitute acknowledgment by the Purchaser(s) that the property was acceptable at the time of closing unless otherwise agreed to in writing. In calculating any time period under this Agreement, the commencement day shall be the next working day. In the event a performance deadline occurs on a Saturday, Sunday or holiday, as defined herein, the performance time period shall be extended to the next working day.

Time is of the essence regarding this Addendum.

Dated this the ______ day of ______________.

dotloop verified [redacted]/22 6:12 PM EDT [redacted]ARRC-YB05-I8KC

WITNESS	**DATE**	**PURCHASER**	**DATE**
WITNESS	**DATE**	**PURCHASER**	**DATE**
WITNESS	**DATE**	**PURCHASER**	**DATE**

dotloop verified [redacted]/22 5:01 PM EDT [redacted]UHNW-LT1H-941I

WITNESS	**DATE**	**SELLER**	**DATE**

dotloop verified [redacted]22 5:00 PM EDT [redacted]VMZW-2F49-LXGC

WITNESS	**DATE**	**SELLER**	**DATE**
WITNESS	**DATE**	**SELLER**	**DATE**